Exhibit 99.1

UTStarcom Releases Financial Results for the Third Quarter of 2009

ALAMEDA, Calif., Nov. 5 2009 — UTStarcom, Inc. (Nasdaq: UTSI), today reported financial results for the third quarter ended September 30, 2009.

“The third quarter was a time of transition for our company as we worked aggressively to execute the corporate initiatives we announced in June,” said Peter Blackmore, UTStarcom’s chief executive officer and president.  “We have implemented significant changes that enable us to invest in selective IP-based infrastructure products and key geographic regions.  Meanwhile we continue to improve our operational structure so we can achieve our financial goals in 2010 and beyond.”

GAAP Results

Net sales for the third quarter of 2009 were $70.5 million as compared to $180.6 million in the third quarter of 2008. The decline in sales primarily reflects the China market’s continued wind down of the PAS infrastructure and handset businesses.  Gross margins for the third quarter of 2009 were 34% as compared to 32% in the third quarter of 2008.  The third quarter 2009 operating expenses were $58.0 million compared to $92.2 million a year ago.  The reduction in expenses primarily reflects the benefits of ongoing restructuring and cost cutting initiatives.  The operating loss for the third quarter of 2009 and 2008 was $33.8 million and $34.9 million, respectively.

The net loss for the third quarter of 2009 was $34.6 million, or ($0.27) per share, and includes $8.9 million in charges primarily related to the restructuring actions announced in June.  The third quarter of 2008 net loss was $55.9 million, or ($0.45) per share.

Cash, cash equivalents and short-term investments as of September 30, 2009 was $241.7 million compared to $313.9 million on December 31, 2008.

The following significant items affected the third quarter 2009 GAAP gross margins:

•                  A benefit of $6.5 million primarily related to the sale of handsets to PCD that were written down in prior periods.

The following significant items affected the third quarter 2009 GAAP operating expenses:

•                  An $8.9 million restructuring charge primarily related to restructuring initiatives announced in June 2009.

•                  A $1.7 million loss related to the divestiture of Korea based handset operations.

Pro Forma Non-GAAP Results

To enable a comparison of the financial results for the Company on a year-over-year basis the Company has prepared certain pro forma non-GAAP results which present the Company’s results as if both the divestiture of PCD and the wind down of the Company’s Korea-based handset operations were completed prior to each time-period presented.

The third quarter 2009 pro forma non-GAAP revenue and gross margins were $63 million and 35%, respectively.  This compares to non-GAAP revenue and gross margins of $146 million and 35% in the third quarter of 2008.  The decrease in pro forma non-GAAP revenues primarily reflects the expected ongoing decline in our PAS businesses.  The third quarter 2009 pro forma non-GAAP operating expenses were $57 million compared to $82 million reflecting the benefits of ongoing restructuring and cost cutting initiatives.  The third quarter 2009 pro forma non-GAAP operating loss was $35 million compared to $31 million a year ago.

Conference Call

The call will take place at 2:00 p.m. (PST) / 5:00 p.m. (EST) on November 5, 2009. The conference call dial-in numbers are as follows: United States — 888-889-1058; International — 706-634-2327. The conference ID number is 3785-3360.

A replay of the call will be available for 7 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 3785-3360.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

Discussion of Pro Forma Non-GAAP Financial Measures

On July 1, 2008, the Company divested its Personal Communications Division (“PCD”) which has historically represented a significant portion of the Company’s revenues.  On December 18, 2008, the Company announced actions to wind down its Korea-based handset manufacturing operations.    To enable a comparison of the financial results for the Company on a year-over-year basis the Company has prepared certain pro forma non-GAAP results which present the Company’s results as if both the divestiture of PCD and the wind down of the Company’s Korea-based handset operations were completed prior to each time period presented.  The reconciliation between GAAP and these pro forma non-GAAP financial measures is provided at the end of this press release and on the Company’s website.

In order to provide both management and investors with a more complete understanding of UTStarcom’s underlying results and trends in light of the PCD divestiture and wind down of its Korea-based handset manufacturing operations, UTStarcom has prepared reconciliation tables for comparing GAAP results to non-GAAP measures of revenues, gross profits, operating expenses and operating profit (loss), along with an abbreviated, pro forma non-GAAP profit and loss statement based on these non-GAAP measures.  The pro forma non-GAAP measures present the Company’s results as if both the July 2008 divestiture of the Company’s Personal Communications Division and the wind down of the Company’s Korea-based handset operations were completed prior to each time period presented.

In addition, these pro forma non-GAAP measures are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. The Company was founded in 1991 and is headquartered in Alameda, California. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements relating to, among other things, the Company’s plan to reduce operating expenses, future expected financial results, investment in selective products and geographic regions and transition to a new business model.  Forward-looking statements are generally indicated by such words as “will,” “expects,” “estimates,” “goals,” “plans” or similar words.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the Company to effectively institute operational improvements, increase sales and bookings and competitive pressures as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.  All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

# # #

Company Contact

Barry Hutton

Senior Director, Investor Relations

UTStarcom, Inc.

(510) 769-2807

barry.hutton@utstar.com

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$241,656	$313,865
Accounts and notes receivable, net	54,856	169,496
Inventories (1)	167,452	189,832
Deferred costs	114,864	114,884
Prepaids and other current assets	84,363	144,515
Total current assets	663,191	932,592
Long-term assets:
Property, plant and equipment, net	166,640	175,287
Long-term deferred costs	134,013	149,258
Other long-term assets	40,234	53,669
Total assets	$1,004,078	$1,310,806

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$45,331	$176,384
Customer advances	187,906	144,700
Deferred revenue	111,075	117,584
Other current liabilities	161,668	181,852
Total current liabilities	505,980	620,520
Long-term liabilities:
Long-term deferred revenue and other liabilities	201,042	222,644
Total liabilities	707,022	843,164

Total equity	297,056	467,642
Total liabilities and equity	$1,004,078	$1,310,806

(1) Includes finished goods at customer sites of approximately $140.6 million and $138.0 million at September 30, 2009 and December 31, 2008, respectively, for which the customer has taken possession, but based on specific contractual terms, title has not yet passed to the customer.

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Net sales	$70,504	$180,607	$270,007	$1,399,352
Cost of net sales	46,315	123,280	240,004	1,167,998
Gross profit	24,189	57,327	30,003	231,354

Operating expenses:
Selling, general and administrative	33,139	59,445	114,290	211,199
Research and development	14,246	35,971	51,983	116,657
Amortization of intangible assets	—	279	—	3,833
Loss (gain) on divestiture	1,689	(3,455)	332	(3,455)
Restructuring charges	8,909	—	41,485	—
Total operating expenses	57,983	92,240	208,090	328,234

Operating loss	(33,794)	(34,913)	(178,087)	(96,880)

Interest income (expense), net	438	1,697	1,266	(3,724)
Other (expense) income, net	(1,556)	(14,943)	(3,341)	38,107
Loss before income tax	(34,912)	(48,159)	(180,162)	(62,497)
Income tax benefit (expense)	317	(7,791)	(6,166)	(7,396)
Net loss	(34,595)	(55,950)	(186,328)	(69,893)

Net loss attributable to noncontrolling interest	15	6	32	526
Net loss attributable to UTStarcom, Inc.	$(34,580)	$(55,944)	$(186,296)	$(69,367)

Net loss per share attributable to UTStarcom, Inc. - Basic and Diluted	$(0.27)	$(0.45)	$(1.47)	$(0.56)

Weighted average shares used in per share calculation-
Basic and Diluted	127,875	123,884	126,930	123,036

	Nine months ended September 30,
	2009	2008
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(186,328)	$(69,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,177	30,603
Loss (gain) on divestiture, sale of investments and liquidation of ownership interest in a variable interest entity	332	(51,830)
Other-than-temporary impairment of equity investment	5,517	4,308
Stock-based compensation expense	9,434	13,930
(Recovery of) provision for doubtful accounts	(3,659)	220
Deferred income taxes	2,341	(7,921)
Other	(634)	(27)
Changes in operating assets and liabilities:
Accounts receivable	108,947	60,894
Inventories and deferred costs	40,512	(13,046)
Other assets	62,380	(5,729)
Accounts payable	(132,005)	80,316
Income taxes payable	2,200	8,476
Customer advances	41,116	(34,219)
Deferred revenue	(33,775)	(5,088)
Other liabilities	(15,757)	(42,866)
Net cash used in operating activities	(89,202)	(31,872)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,651)	(12,671)
Proceeds from the disposition of (purchase of) an investment interest	1,600	(3,841)
Proceeds from repayment of loan by a variable interest entity	—	7,728
Net proceeds from divestitures	11,508	207,097
Change in restricted cash	1,895	(10,380)
Purchase of short-term investments	(6,514)	(9,778)
Proceeds from sale of short-term investments	7,625	67,284
Other	437	245
Net cash provided by investing activities	14,900	245,684

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock, net of expenses	367	1,150
Proceeds from borrowings	—	50,000
Payments on borrowings	—	(375,317)
Other	(755)	(9,057)
Net cash used in financing activities	(388)	(333,224)
Effect of exchange rate changes on cash and cash equivalents	2,199	10,932
Net decrease in cash and cash equivalents	(72,491)	(108,480)
Cash and cash equivalents at beginning of period	309,603	437,449
Cash and cash equivalents at end of period	$237,112	$328,969

Supplemental disclosure of cash flow information:
Non-cash operating activity:
Accounts receivable transferred to notes receivable	$2,467	$18,487

UTSTARCOM, INC.

November 5, 2009 Conference Call

RECONCILIATION OF GAAP REVENUE TO PRO FORMA NON-GAAP REVENUE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09
GAAP Revenue (a)	$586	$633	$181	$241	$1,641	$119	$80	$71

Less: PCD Segment Revenue (b)	431	449	—	—	880	—	—	—

Less: Korea Handset Sales to PCD (c)	—	—	35	92	127	39	(3)	8

Non-GAAP Revenue	$155	$184	$146	$149	$634	$80	$83	$63

(a) GAAP Revenue for each period is the consolidated revenue as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated revenue for the quarter ended December 31, 2008, which is derived from the revenue reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea handset did not record revenue for units shipped to PCD as this activity was an intercompany transfer.  After July 1, 2008 this activity was recorded as a third party sale in the Handset segment.

UTSTARCOM, INC.

November 5, 2009 Conference Call

RECONCILIATION OF GAAP GROSS PROFIT TO PRO FORMA NON-GAAP GROSS PROFIT

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09
GAAP Gross Profit (a)	$92	$82	$57	$30	$261	$22	$(16)	$24
GAAP Gross Margin %	16%	13%	31%	12%	16%	18%	(20)%	34%

Less: PCD Segment Gross Profit (b)	33	36	—	—	69	—	—	—

Less: Korea Handset Gross Profit from Sales to PCD (c)	2	—	6	(4)	4	3	(28)	2

Non-GAAP Gross Profit	$57	$46	$51	$34	$188	$19	$12	$22
Non-GAAP Gross Margin %	37%	25%	35%	23%	30%	24%	14%	35%

(a) GAAP Gross Profit and GAAP Gross Margin % for each period is the consolidated gross profit and gross margin % as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated gross profit and gross margin % for the quarter ended December 31, 2008, which is derived from the gross profit and gross margin % reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea handset earned a gross profit on the intercompany transfer of inventory to PCD. This gross profit was recorded in the Handset segment.  After July 1, 2008 this activity was recorded as a third party transaction.

UTSTARCOM, INC.

November 5, 2009 Conference Call

RECONCILIATION OF GAAP OPERATING EXPENSE TO PRO FORMA NON-GAAP OPERATING EXPENSE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09
GAAP Operating Expense (a)	$123	$113	$92	$109	$437	$81	$70	$58

Less: PCD Operating Expense (b)	8	7	—	—	15	—	—	—

Less: Korea Handset Operating Expense (c)	9	10	10	5	34	3	2	1

Non-GAAP Operating Expense	$106	$96	$82	$104	$388	$78	$68	$57

(a) GAAP Operating Expense for each period is the consolidated operating expense as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating expense for the quarter endedDecember 31, 2008, which is derived from the operating expenses reported in the Form 10-Qs and Form 10-K with respect to the fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, all direct operating expense relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

November 5, 2009 Conference Call

RECONCILIATION OF GAAP OPERATING LOSS TO PRO FORMA NON-GAAP OPERATING LOSS

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09
GAAP Operating Loss (a)	$(31)	$(31)	$(35)	$(79)	$(176)	$(59)	$(85)	$(34)

Less: PCD Operating Profit (b)	25	28	—	—	53	—	—	—

Less: Korea Handset Operating Income (Loss) (c)	(7)	(10)	(4)	(9)	(30)	—	(30)	1

Non-GAAP Operating Loss	$(49)	$(49)	$(31)	$(70)	$(199)	$(59)	$(55)	$(35)

(a)  GAAP Operating Loss for each period is the consolidated operating loss as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating loss for the quarter ended December 31, 2008, which is derived from the operating loss reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, the operating loss relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

November 5, 2009 Conference Call

ABBREVIATED PRO FORMA NON-GAAP P&L STATEMENT (a)

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09
Non-GAAP Revenue	$155	$184	$146	$149	$634	$80	$83	$63

Non-GAAP Gross Profit	57	46	51	34	188	19	12	22
Non-GAAP Gross Margin %	37%	25%	35%	23%	30%	24%	14%	35%

Non-GAAP Operating Expense	106	96	82	104	388	78	68	57

Non-GAAP Operating Loss	$(49)	$(49)	$(31)	$(70)	$(199)	$(59)	$(55)	$(35)

(a) Please refer to the preceding reconciliation tables for the adjustments to GAAP Revenue, Gross Profit, Operating Expense and Operating Loss.